Exhibit 99.1

CONTACT:	MARK J. GRESCOVICH,
PRESIDENT & CEO
PETER J. CONNER, CFO
(509) 527-3636

NEWS RELEASE

Banner Corporation Reports Net Income of $49.1 Million, or $1.43 Per Diluted Share, for Third Quarter 2022;
Declares Quarterly Cash Dividend of $0.44 Per Share

Walla Walla, WA - October 19, 2022 - Banner Corporation (NASDAQ GSM: BANR) (“Banner”), the parent company of Banner Bank, today reported net income of $49.1 million, or $1.43 per diluted share, for the third quarter of 2022, a 2% increase compared to $48.0 million, or $1.39 per diluted share, for the preceding quarter and a 2% decrease compared to $49.9 million, or $1.44 per diluted share, for the third quarter of 2021.  Banner’s third quarter 2022 results include $6.1 million of provision for credit losses, compared to $4.5 million of provision for credit losses in the preceding quarter and $8.6 million in recapture of provision for credit losses in the third quarter of 2021.  In addition, Banner recognized a $7.8 million gain related to the branch sale completed during the preceding quarter.  For the first nine months of 2022, net income was $141.0 million, or $4.09 per diluted share, compared to net income of $151.1 million, or $4.32 per diluted share for the same period a year earlier.  Banner’s first nine months of 2022 results include $3.7 million in provision for credit losses, compared to $28.1 million in recapture of provision for credit losses in the first nine months of 2021.

Banner announced that its Board of Directors declared a regular quarterly cash dividend of $0.44 per share.  The dividend will be payable November 10, 2022, to common shareholders of record on October 31, 2022.

“Banner’s third quarter operating results reflect the continued successful execution of our super community bank strategy, and the ongoing implementation of Banner Forward,” said Mark Grescovich, President and CEO.  “Our performance for the third quarter of 2022 benefited from solid loan growth and higher yields on interest-earning assets that led to net interest margin expansion.  Our continued focus on fostering new client relationships contributed to our 10% growth in loans, excluding PPP loans, compared to September 30, 2021.  We remain well positioned for rising interest rates with an asset sensitive position, which should further expand our net interest margin, and ample on-balance sheet liquidity to support loan demand and mitigate rising deposit costs.  Our goal of consistently delivering outstanding service and value to our clients, communities, colleagues and shareholders while meeting our performance objectives continues to guide our success.”

“During the third quarter of 2021 we began implementing Banner Forward, a bank-wide initiative to enhance revenue growth and reduce operating expense,” said Grescovich.  “Banner Forward is focused on accelerating growth in commercial banking, deepening relationships with retail clients, and advancing technology strategies to enhance our digital service channels, while streamlining underwriting and back office processes.  The revenue enhancements associated with Banner Forward are already starting to have a positive impact on earnings, and the implementation of the revenue initiatives are expected to continue ramping up over the fourth quarter and into 2023.  The remaining efficiency-related initiatives associated with Banner Forward are anticipated to be implemented during the fourth quarter, and we expect full implementation of Banner Forward by the end of next year.  During the third quarter of 2022, we incurred expenses of $411,000 related to Banner Forward.”

At September 30, 2022, Banner Corporation had $16.36 billion in assets, $9.69 billion in net loans and $14.23 billion in deposits.  Banner operates 137 full service branch offices, including branches located in eight of the top 20 largest western Metropolitan Statistical Areas by population.

BANR - Third Quarter 2022 Results
October 19, 2022

Third Quarter 2022 Highlights
•	Revenues increased 4% to $162.0 million, compared to $156.2 million in the preceding quarter, and increased 4% compared to $155.5 million in the third quarter a year ago.
•
Net interest income increased 14% to $146.4 million in the third quarter of 2022, compared to $129.0 million in the preceding quarter and increased 13%, compared to $130.1 million in the third quarter a year ago.

•	Net interest margin, on a tax equivalent basis, was 3.85%, compared to 3.44% in the preceding quarter and 3.47% in the third quarter a year ago.
•	Mortgage banking revenues decreased 97% to $105,000, compared to $4.0 million in the preceding quarter, and decreased 99% compared to $9.6 million in the third quarter a year ago.
•	Return on average assets was 1.18%, compared to 1.16% in the preceding quarter and 1.20% in the third quarter a year ago.
•	Net loans receivable increased 4% to $9.69 billion at September 30, 2022, compared to $9.33 billion at June 30, 2022, and increased 7% compared to $9.08 billion at September 30, 2021.
•
Non-performing assets decreased to $15.6 million, or 0.10% of total assets, at September 30, 2022, compared to $19.1 million, or 0.12% of total assets at June 30, 2022, and $29.7 million, or 0.18% of total assets, at September 30, 2021.

•
The allowance for credit losses - loans was $135.9 million, or 1.38% of total loans receivable, as of September 30, 2022, compared to $128.7 million, or 1.36% of total loans receivable as of June 30, 2022 and $139.9 million, or 1.52% of total loans receivable as of September 30, 2021.

•
Core deposits (non-interest-bearing and interest-bearing transaction and savings accounts) increased to $13.51 billion at September 30, 2022, compared to $13.46 billion at June 30, 2022, and $13.31 billion a year ago.  Core deposits represented 95% of total deposits at September 30, 2022.

•	Dividends to shareholders were $0.44 per share in the quarter ended September 30, 2022.
•	Common shareholders’ equity per share decreased 5% to $41.20 at September 30, 2022, compared to $43.46 at the preceding quarter end, and decreased 15% from $48.67 a year ago.
•	Tangible common shareholders’ equity per share* decreased 7% to $29.97 at September 30, 2022, compared to $32.20 at the preceding quarter end, and decreased 20% from $37.30 a year ago.

*Non-GAAP (Generally Accepted Accounting Principles) measure; see the discussion and reconciliation of Non-GAAP Financial Measures beginning on page 16.

Income Statement Review
Net interest income was $146.4 million in the third quarter of 2022, compared to $129.0 million in the preceding quarter and $130.1 million in the third quarter a year ago.  Banner’s net interest margin on a tax equivalent basis was 3.85% for the third quarter of 2022, a 41 basis-point increase compared to 3.44% in the preceding quarter and a 38 basis-point increase compared to 3.47% in the third quarter a year ago.  “Rising market interest rates during the quarter produced higher yields on loans and investment securities which improved our net interest margin.  Our net interest margin was also enhanced by increases in average loan balances during the quarter,” said Grescovich.
Average yields on interest-earning assets increased 43 basis points to 3.97% for the third quarter of 2022 compared to 3.54% for the preceding quarter and increased 35 basis points compared to 3.62% in the third quarter a year ago.  Since March 2022, in response to inflation, the Federal Open Market Committee (“FOMC”) of the Federal Reserve System has increased the target range for the federal funds rate by 300 basis points, including 150 basis points during the third quarter of 2022, to a range of 3.00% to 3.25%.  The increase in average yields on interest-earning assets during the current quarter reflects the benefit of variable rate interest-earning assets repricing higher, as well as new loans being originated at higher interest rates.  Average loan yields increased 28 basis points to 4.82% compared to 4.54% in the preceding quarter and decreased six basis points compared to 4.88% in the third quarter a year ago.  The increase in average loan yields during the current quarter compared to the preceding quarter was primarily the result of rising interest rates as well as increases in average loan balances.  The year-over-year decrease in average loan yields was primarily the result of a decline in the recognition of deferred loan fee income due to loan repayments from SBA PPP loan forgiveness compared to the prior year quarter.  Total deposit costs were 0.07% in the third quarter of 2022, which was a one basis-point increase compared to the preceding quarter and a one basis-point decrease compared to the third quarter a year ago.  The total cost of funding liabilities was 0.13% during the third quarter of 2022, a two basis-point increase compared to the preceding quarter and a three basis-point decrease compared to 0.16% in the third quarter a year ago.
Banner recorded a $6.1 million provision for credit losses in the current quarter (comprised of a $6.3 million provision for credit losses - loans, a $205,000 recapture of provision for credit losses - unfunded loan commitments and a $55,000 recapture of provision for credit losses - held-to-maturity debt securities).  This compares to a $4.5 million provision for credit losses in the prior quarter (comprised of a $3.1 million provision for credit losses - loans, a $1.4 million provision for credit losses - unfunded loan commitments and a $4,000 provision for credit losses - held-to-maturity debt securities) and a $8.6 million recapture of provision for credit losses in the third quarter a year ago (comprised of an $8.9 million recapture of provision for credit losses - loans, a $218,000 provision for credit losses - unfunded loan commitments and a $6,000 recapture of provision for credit losses - held-to-maturity debt securities).  The provision for credit losses for the current and preceding quarter primarily reflects loan growth and, to a lesser extent, a deterioration in forecasted economic conditions and indicators utilized to estimate credit losses.

BANR - Third Quarter 2022 Results
October 19, 2022

Total non-interest income was $15.6 million in the third quarter of 2022, compared to $27.2 million in the preceding quarter and $25.3 million in the third quarter a year ago.  The decrease in non-interest income during the current quarter, compared to the prior quarter was primarily due to a $7.8 million gain recognized on the branch sale completed during the prior quarter, as well as a $3.9 million decrease in mortgage banking revenues.  Deposit fees and other service charges were $11.4 million in the third quarter of 2022, compared to $11.0 million in the preceding quarter and $10.5 million in the third quarter a year ago.  The increase in deposit fees and other service charges from the third quarter a year ago primarily reflects increased deposit transaction account activity and the benefit from implementing Banner Forward initiatives.  Mortgage banking revenues, including gains on one- to four-family and multifamily loan sales and loan servicing fees, decreased to $105,000 in the third quarter, compared to $4.0 million in the preceding quarter and $9.6 million in the third quarter a year ago.  The decrease from the preceding quarter and from the third quarter of 2021 primarily reflects a reduction in the volume and a decrease in the gain on sale margin for one- to four-family loans sold along with a negative fair market adjustment on multifamily held for sale loans.  The reduction in one-to four family loans sold primarily reflects a reduction in refinancing activity, as well as decreased purchase activity as interest rates increased during the current quarter.  Home purchase activity accounted for 88% of one- to four-family mortgage loan originations in the third quarter of 2022, compared to 82% in the preceding quarter and was 68% in the third quarter of 2021.  Mortgage banking revenue included a $2.2 million and $458,000 lower of cost or market downward adjustment recorded for the current quarter and preceding quarter, respectively, on multifamily held for sale loans due to increases in market interest rates this year.
Banner’s third quarter 2022 results included a $532,000 net gain for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value, principally comprised of certain investment securities held for trading and limited partnership investments, and a $6,000 net gain on the sale of securities.  In the preceding quarter, results included a $69,000 net gain for fair value adjustments and a $32,000 net gain on the sale of securities.  In the third quarter a year ago, results included a $1.8 million net gain for fair value adjustments and a $56,000 net gain on the sale of securities.
Total revenue increased 4% to $162.0 million for the third quarter of 2022, compared to $156.2 million in the preceding quarter, and increased 4% compared to $155.5 million in the third quarter of 2021.  Adjusted revenue* (the total of net interest income and total non-interest income excluding the net gain or loss on the sale of securities, the net change in valuation of financial instruments, and the gain on sale of branches) was $161.5 million in the third quarter of 2022, compared to $148.3 million in the preceding quarter and $153.6 million in the third quarter a year ago.  In the first nine months of the year, adjusted revenue* was $447.4 million, compared to $444.8 million in the first nine months of 2021.
Total non-interest expense was $95.0 million in the third quarter of 2022, compared to $92.1 million in the preceding quarter and $102.1 million in the third quarter of 2021.  The increase in non-interest expense for the current quarter compared to the prior quarter primarily reflects an $807,000 increase in salary and employee benefits expenses, primarily due to an increase in bonus and commission expense, a $1.2 million decrease in capitalized loan origination costs, primarily due to decreases in production for one- to four-family residential and construction loans, and an $806,000 increase in information / computer data services expense, primarily due to an increase in computer software expenses, partially offset by a $1.3 million decrease in occupancy and equipment expense, primarily due to a reduction in building rent expense during the current quarter as the result of exiting a large lease agreement in the second quarter of 2022.  The year-over-year quarterly decrease in non-interest expense primarily reflects a decrease in professional and legal expenses, primarily due to a reduction in consultant expense, and a reduction in occupancy and equipment expense, due to the previously mentioned reduction in building rent expense, partially offset by an increase in salary and employee benefits expense and a decrease in capitalized loan origination costs.  Year-to-date, total non-interest expense was $278.3 million, compared to $288.3 million in the same period a year earlier.  Banner’s efficiency ratio was 58.65% for the second quarter, compared to 58.94% in the preceding quarter and 65.70% in same quarter a year ago.  Banner’s adjusted efficiency ratio* was 57.04% for the second quarter, compared to 59.46% in the preceding quarter and 59.65% in the year ago quarter.
For the third quarter of 2022, Banner had $11.8 million in state and federal income tax expense for an effective tax rate of 19.4%, reflecting the benefits from tax exempt income.  Banner’s statutory income tax rate is 23.6%, representing a blend of the statutory federal income tax rate of 21.0% and apportioned effects of the state income tax rates.

* Non-GAAP measure; see the discussion and reconciliation of Non-GAAP Financial Measures beginning on page 16.

Balance Sheet Review
Total assets decreased slightly to $16.36 billion at September 30, 2022, compared to $16.39 billion at June 30, 2022, and decreased 2% when compared to $16.64 billion at September 30, 2021.  The total of securities and interest-bearing deposits held at other banks was $5.01 billion at September 30, 2022, compared to $5.45 billion at June 30, 2022 and $6.03 billion at September 30, 2021.  The average effective duration of Banner's securities portfolio was approximately 6.4 years at September 30, 2022, compared to 4.4 years at September 30, 2021.
Total loans receivable increased to $9.83 billion at September 30, 2022, compared to $9.46 billion at June 30, 2022, and $9.22 billion at September 30, 2021.  Excluding SBA PPP loans, total loans receivable increased $387.9 million from the preceding quarter and increased $905.5 million from the third quarter a year ago.  SBA PPP loans decreased 57% to $13.4 million at September 30, 2022, compared to $31.0 million at June 30, 2022, and decreased 96% when compared to $310.2 million at September 30, 2021.  One- to four-family residential loans increased to $1.03 billion at September 30, 2022, compared to $868.2 million at June 30, 2022, and $656.0 million a year ago.  The increase in one- to four-family residential loans from the preceding quarter was primarily the result of new production and one- to four-family construction loans converting to one- to four-family

BANR - Third Quarter 2022 Results
October 19, 2022

portfolio loans as they matured during the third quarter of 2022.  Multifamily real estate loans increased 3% to $592.8 million at September 30, 2022, compared to $575.2 million at June 30, 2022, and increased 19% compared to $497.5 million a year ago.  Commercial real estate loans decreased slightly to $3.66 billion at September 30, 2022, compared to $3.67 billion at June 30, 2022 and decreased 3% when compared to $3.78 billion at September 30, 2021.  Commercial business loans increased 4% to $2.15 billion at September 30, 2022, compared to $2.07 billion at June 30, 2022, and increased 1% compared to $2.12 billion a year ago.  Excluding SBA PPP loans, commercial business loans increased 5% to $2.14 billion at September 30, 2022, compared to $2.04 billion at June 30, 2022, and increased 18% compared to $1.81 billion a year ago.  Agricultural business loans increased to $299.4 million at September 30, 2022, compared to $283.4 million at June 30, 2022, and increased from $281.1 million a year ago.  Total construction, land and land development loans were $1.44 billion at September 30, 2022, a 3% increase from $1.40 billion at June 30, 2022, and a 9% increase from $1.33 billion at September 30, 2021.  Consumer loans increased to $662.2 million at September 30, 2022, compared to $595.6 million at June 30, 2022, and increased from $561.2 million a year ago.  The increase in consumer loans was partially due to the purchase of a $25.6 million pool of consumer marine loans during the current quarter.
Loans held for sale were $84.4 million at September 30, 2022, compared to $69.2 million at June 30, 2022, and $63.7 million at September 30, 2021.  The volume of one- to four- family residential mortgage loans sold was $49.7 million in the current quarter, compared to $88.6 million in the preceding quarter and $232.2 million in the third quarter a year ago.  Banner sold $10.5 million of multifamily loans during the third quarter of 2022, compared to none in the preceding quarter and $96.1 million in the third quarter a year ago.
Total deposits increased slightly to $14.23 billion at September 30, 2022, compared to $14.21 billion at June 30, 2022, and $14.16 billion a year ago.  Non-interest-bearing account balances increased 2% to $6.51 billion at September 30, 2022, compared to $6.39 billion at June 30, 2022, and increased 2% compared to $6.40 billion a year ago.  Core deposits were 95% of total deposits at both September 30, 2022 and June 30, 2022 and were 94% of total deposits at September 30, 2021.  Certificates of deposit decreased to $721.9 million at September 30, 2022, compared to $756.3 million at June 30, 2022, and decreased 15% compared to $851.1 million a year earlier.  Banner had no FHLB borrowings at both September 30, 2022 and June 30, 2022, compared to $50.0 million a year ago.
At September 30, 2022, total common shareholders’ equity was $1.41 billion, or 8.61% of assets, compared to $1.49 billion or 9.07% of assets at June 30, 2022, and $1.67 billion or 10.02% of assets a year ago.  The decrease in total common shareholders’ equity during the current quarter was primarily due to a $113.3 million decrease in accumulated other comprehensive income related to an increase in the unrealized loss on available for sale securities reflecting the increase in market interest rates during the current quarter.  The decrease from the prior year, reflects a $384.1 million decrease in accumulated other comprehensive income and also includes the repurchase of 200,000 shares of common stock in the second quarter of 2022 at an average cost of $54.80 per share.  At September 30, 2022, tangible common shareholders’ equity*, which excludes goodwill and other intangible assets, net, was $1.02 billion, or 6.41% of tangible assets*, compared to $1.10 billion, or 6.88% of tangible assets, at June 30, 2022, and $1.28 billion, or 7.86% of tangible assets, a year ago.  Banner’s tangible book value per share* decreased to $29.97 at September 30, 2022, compared to $32.20 at June 30, 2022, and $37.30 per share a year ago.
Banner and Banner Bank continue to maintain capital levels in excess of the requirements to be categorized as “well-capitalized.”  At September 30, 2022, Banner's common equity Tier 1 capital ratio was 11.27%, its Tier 1 leverage capital to average assets ratio was 9.06%, and its total capital to risk-weighted assets ratio was 13.85%.

* Non-GAAP measure; see the discussion and reconciliation of Non-GAAP Financial Measures beginning on page 16.

Credit Quality
The allowance for credit losses - loans was $135.9 million at September 30, 2022, or 1.38% of total loans receivable and 895% of non-performing loans, compared to $128.7 million at June 30, 2022, or 1.36% of total loans receivable and 688% of non-performing loans, and $139.9 million at September 30, 2021, or 1.52% of total loans receivable and 485% of non-performing loans.  In addition to the allowance for credit losses - loans, Banner maintains an allowance for credit losses - unfunded loan commitments, which was $14.0 million at September 30, 2022, compared to $14.2 million at June 30, 2022 and $10.1 million at September 30, 2021.  Net loan recoveries totaled $869,000 in the third quarter of 2022, compared to $87,000 in the preceding quarter and $756,000 in the third quarter a year ago.  Non-performing loans were $15.2 million at September 30, 2022, compared to $18.7 million at June 30, 2022, and $28.9 million a year ago.
Banner’s total substandard loans were $136.4 million at September 30, 2022, compared to $154.5 million at June 30, 2022, and $225.8 million a year ago.  The quarter over quarter decrease primarily reflects risk rating upgrades.
Banner’s total non-performing assets were $15.6 million, or 0.10% of total assets, at September 30, 2022, compared to $19.1 million, or 0.12% of total assets, at June 30, 2022, and $29.7 million, or 0.18% of total assets, a year ago.

BANR - Third Quarter 2022 Results
October 19, 2022

Conference Call
Banner will host a conference call on Thursday October 20, 2022, at 8:00 a.m. PDT, to discuss its third quarter results.  Interested investors may listen to the call live at www.bannerbank.com.  Investment professionals are invited to dial (844) 200-6205 using access code 664717 to participate in the call.  A replay will be available for one week at (866) 813-9403 using access code 067235 or at www.bannerbank.com.
About the Company
Banner Corporation is a $16.36 billion bank holding company operating one commercial bank in four Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.
Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “may,” “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “potential,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner.  Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements and could negatively affect Banner’s operating and stock price performance.
Factors that could cause Banner’s actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following: (1) potential adverse impacts to economic conditions in our local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets, including, without limitation, as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth caused by increasing political instability from acts of war including Russia’s invasion of Ukraine, as well as increasing oil prices and supply chain disruptions, and any governmental or societal responses to the COVID-19 pandemic, including the possibility of new COVID-19 variants; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses, which could necessitate additional provisions for credit losses, resulting both from loans originated and loans acquired from other financial institutions; (3) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for credit losses or writing down of assets or impose restrictions or penalties with respect to Banner’s activities; (4) competitive pressures among depository institutions; (5) the effect of inflation on interest rate movements and their impact on client behavior and net interest margin; (6) uncertainty regarding the future of the London Interbank Offered Rate (LIBOR), and the transition away from LIBOR toward new interest rate benchmarks; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet clients’ needs and developments in the market place; (10) the ability to access cost-effective funding; (11) disruptions, security breaches or other adverse events, failures or interruptions in, or attacks on, information technology systems or on the third-party vendors who perform critical processing functions; (12) changes in financial markets; (13) changes in economic conditions in general and in Washington, Idaho, Oregon and California in particular, including the risk of inflation; (14) the costs, effects and outcomes of litigation; (15) legislation or regulatory changes, including but not limited to changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) future acquisitions by Banner of other depository institutions or lines of business; (18) future goodwill impairment due to changes in Banner’s business, changes in market conditions;(19) the costs associated with Banner Forward and (20) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and (21) other risks detailed from time to time in Banner’s filings with the Securities and Exchange Commission including Banner’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

BANR - Third Quarter 2022 Results
October 19, 2022

RESULTS OF OPERATIONS	Quarters Ended			Nine Months Ended
(in thousands except shares and per share data)	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021

INTEREST INCOME:
Loans receivable	$116,610	$104,506	$116,487	$321,466	$340,802
Mortgage-backed securities	17,558	16,819	11,695	48,486	32,503
Securities and cash equivalents	16,951	11,676	7,686	37,059	20,649
	151,119	133,001	135,868	407,011	393,954
INTEREST EXPENSE:
Deposits	2,407	2,008	2,749	6,501	9,386
Federal Home Loan Bank advances	—	—	655	291	2,244
Other borrowings	81	80	125	245	358
Subordinated debt	2,188	1,902	2,193	5,866	6,605
	4,676	3,990	5,722	12,903	18,593
Net interest income	146,443	129,011	130,146	394,108	375,361
PROVISION (RECAPTURE) FOR CREDIT LOSSES	6,087	4,534	(8,638)	3,660	(28,145)
Net interest income after provision (recapture) for credit losses	140,356	124,477	138,784	390,448	403,506
NON-INTEREST INCOME:
Deposit fees and other service charges	11,449	11,000	10,457	33,638	29,154
Mortgage banking operations	105	3,978	9,613	8,523	28,305
Bank-owned life insurance	1,804	2,239	1,245	5,674	3,797
Miscellaneous	1,689	2,051	2,185	5,423	8,173
	15,047	19,268	23,500	53,258	69,429
Net gain on sale of securities	6	32	56	473	618
Net change in valuation of financial instruments carried at fair value	532	69	1,778	650	1,895
Gain on sale of branches, including related deposits	—	7,804	—	7,804	—
Total non-interest income	15,585	27,173	25,334	62,185	71,942
NON-INTEREST EXPENSE:
Salary and employee benefits	61,639	60,832	59,799	181,957	186,553
Less capitalized loan origination costs	(5,984)	(7,222)	(8,290)	(19,436)	(26,754)
Occupancy and equipment	12,008	13,284	13,153	38,512	38,965
Information / computer data services	6,803	5,997	6,110	19,451	17,915
Payment and card processing services	5,508	5,682	6,181	16,086	15,482
Professional and legal expenses	2,619	2,878	12,324	7,677	20,023
Advertising and marketing	1,326	822	1,521	2,609	3,965
Deposit insurance	1,946	1,440	1,469	4,910	4,243
State/municipal business and use taxes	1,223	1,004	1,219	3,389	3,367
Real estate operations	68	(121)	53	(132)	(71)
Amortization of core deposit intangibles	1,215	1,425	1,575	4,064	4,997
Loss on extinguishment of debt	—	—	—	793	—
Miscellaneous	6,663	6,032	6,977	18,402	18,642
	95,034	92,053	102,091	278,282	287,327
COVID-19 expenses	—	—	44	—	309
Merger and acquisition-related expenses	—	—	10	—	660
Total non-interest expense	95,034	92,053	102,145	278,282	288,296
Income before provision for income taxes	60,907	59,597	61,973	174,351	187,152
PROVISION FOR INCOME TAXES	11,837	11,632	12,089	33,353	36,031
NET INCOME	$49,070	$47,965	$49,884	$140,998	$151,121
Earnings per common share:
Basic	$1.43	$1.40	$1.45	$4.11	$4.35
Diluted	$1.43	$1.39	$1.44	$4.09	$4.32
Cumulative dividends declared per common share	$0.44	$0.44	$0.41	$1.32	$1.23
Weighted average number of common shares outstanding:
Basic	34,224,640	34,307,001	34,446,510	34,277,182	34,716,914
Diluted	34,416,017	34,451,740	34,669,492	34,499,246	35,012,228
Increase (decrease) in common shares outstanding	429	(181,454)	(298,897)	(60,873)	(907,209)

BANR - Third Quarter 2022 Results
October 19, 2022

FINANCIAL CONDITION					Percentage Change
(in thousands except shares and per share data)	Sep 30, 2022	Jun 30, 2022	Dec 31, 2021	Sep 30, 2021	Prior Qtr		Prior Yr Qtr

ASSETS
Cash and due from banks	$273,052	$294,717	$358,461	$392,035	(7.4)%		(30.4)%
Interest-bearing deposits	548,869	876,130	1,775,839	1,808,547	(37.4)%		(69.7)%
Total cash and cash equivalents	821,921	1,170,847	2,134,300	2,200,582	(29.8)%		(62.6)%
Securities - trading	28,383	27,886	26,981	26,875	1.8%		5.6%
Securities - available for sale	2,996,173	3,094,422	3,638,993	3,446,575	(3.2)%		(13.1)%
Securities - held to maturity	1,132,852	1,151,765	520,922	447,708	(1.6)%		153.0%
Total securities	4,157,408	4,274,073	4,186,896	3,921,158	(2.7)%		6.0%
Federal Home Loan Bank stock	10,000	10,000	12,000	12,000	—%		(16.7)%
Securities purchased under agreements to resell	300,000	300,000	300,000	300,000	—%		—%
Loans held for sale	84,358	69,161	96,487	63,678	22.0%		32.5%
Loans receivable	9,827,096	9,456,829	9,084,763	9,218,384	3.9%		6.6%
Allowance for credit losses - loans	(135,918)	(128,702)	(132,099)	(139,915)	5.6%		(2.9)%
Net loans receivable	9,691,178	9,328,127	8,952,664	9,078,469	3.9%		6.7%
Accrued interest receivable	50,689	45,408	42,916	43,644	11.6%		16.1%
Real estate owned (REO) held for sale, net	340	340	852	852	—%		(60.1)%
Property and equipment, net	141,280	141,114	148,759	151,503	0.1%		(6.7)%
Goodwill	373,121	373,121	373,121	373,121	—%		—%
Other intangibles, net	10,655	11,870	14,855	16,429	(10.2)%		(35.1)%
Bank-owned life insurance	295,443	293,631	244,156	192,950	0.6%		53.1%
Operating lease right-of-use assets	51,908	49,792	55,257	58,523	4.2%		(11.3)%
Other assets	372,508	317,713	242,609	224,970	17.2%		65.6%
Total assets	$16,360,809	$16,385,197	$16,804,872	$16,637,879	(0.1)%		(1.7)%
LIABILITIES
Deposits:
Non-interest-bearing	$6,507,523	$6,388,815	$6,385,177	$6,400,864	1.9%		1.7%
Interest-bearing transaction and savings accounts	7,004,799	7,067,437	7,103,125	6,912,759	(0.9)%		1.3%
Interest-bearing certificates	721,944	756,312	838,631	851,054	(4.5)%		(15.2)%
Total deposits	14,234,266	14,212,564	14,326,933	14,164,677	0.2%		0.5%
Advances from Federal Home Loan Bank (FHLB)	—	—	50,000	50,000	—%		(100.0)%
Other borrowings	234,006	234,737	264,490	247,358	(0.3)%		(5.4)%
Subordinated notes, net	98,849	98,752	98,564	98,472	0.1%		0.4%
Junior subordinated debentures at fair value	73,841	72,229	119,815	124,853	2.2%		(40.9)%
Operating lease liabilities	58,031	55,746	59,756	62,946	4.1%		(7.8)%
Accrued expenses and other liabilities	209,226	180,999	148,303	175,960	15.6%		18.9%
Deferred compensation	43,931	44,340	46,684	46,494	(0.9)%		(5.5)%
Total liabilities	14,952,150	14,899,367	15,114,545	14,970,760	0.4%		(0.1)%
SHAREHOLDERS’ EQUITY
Common stock	1,291,741	1,289,499	1,299,381	1,297,145	0.2%		(0.4)%
Retained earnings	486,108	452,246	390,762	355,035	7.5%		36.9%
Accumulated other comprehensive (loss) income	(369,190)	(255,915)	184	14,939	44.3%		(2,571.3)%
Total shareholders’ equity	1,408,659	1,485,830	1,690,327	1,667,119	(5.2	) %	(15.5)%
Total liabilities and shareholders’ equity	$16,360,809	$16,385,197	$16,804,872	$16,637,879	(0.1)%		(1.7)%
Common Shares Issued:
Shares outstanding at end of period	34,191,759	34,191,330	34,252,632	34,251,991
Common shareholders’ equity per share (1)	$41.20	$43.46	$49.35	$48.67
Common shareholders’ tangible equity per share (1) (2)	$29.97	$32.20	$38.02	$37.30
Common shareholders’ tangible equity to tangible assets (2)	6.41%	6.88%	7.93%	7.86%
Consolidated Tier 1 leverage capital ratio	9.06%	8.74%	8.76%	8.79%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.
(2)
Common shareholders’ tangible equity excludes goodwill and other intangible assets.  Tangible assets exclude goodwill and other intangible assets.  These ratios represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the final two pages of the press release tables.

BANR - Third Quarter 2022 Results
October 19, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
					Percentage Change
LOANS (1)	Sep 30, 2022	Jun 30, 2022	Dec 31, 2021	Sep 30, 2021	Prior Qtr	Prior Yr Qtr

Commercial real estate (CRE):
Owner-occupied	$862,792	$845,184	$831,623	$823,477	2.1%	4.8%
Investment properties	1,604,881	1,628,105	1,674,027	1,667,098	(1.4)%	(3.7)%
Small balance CRE	1,188,351	1,191,903	1,281,863	1,284,596	(0.3)%	(7.5)%
Multifamily real estate	592,834	575,183	530,885	497,517	3.1%	19.2%
Construction, land and land development:
Commercial construction	171,029	193,984	167,998	168,663	(11.8)%	1.4%
Multifamily construction	275,488	256,952	259,116	278,184	7.2%	(1.0)%
One- to four-family construction	666,350	625,488	568,753	571,431	6.5%	16.6%
Land and land development	329,459	320,041	313,454	308,164	2.9%	6.9%
Commercial business:
Commercial business	1,229,490	1,176,287	1,038,206	1,038,417	4.5%	18.4%
SBA PPP	13,060	30,651	132,574	306,976	(57.4)%	(95.7)%
Small business scored	906,647	865,828	792,310	775,554	4.7%	16.9%
Agricultural business, including secured by farmland:
Agricultural business, including secured by farmland	299,056	283,059	279,224	277,850	5.7%	7.6%
SBA PPP	344	356	1,354	3,214	(3.4)%	(89.3)%
One- to four-family residential	1,025,143	868,175	657,474	656,011	18.1%	56.3%
Consumer:
Consumer—home equity revolving lines of credit	545,807	506,524	458,533	462,819	7.8%	17.9%
Consumer—other	116,365	89,109	97,369	98,413	30.6%	18.2%
Total loans receivable	$9,827,096	$9,456,829	$9,084,763	$9,218,384	3.9%	6.6%
Restructured loans performing under their restructured terms	$4,352	$4,370	$5,309	$5,273
Loans 30 - 89 days past due and on accrual	$15,208	$8,336	$11,558	$6,911
Total delinquent loans (including loans on non-accrual), net	$21,728	$18,123	$18,688	$18,619
Total delinquent loans / Total loans receivable	0.22%	0.19%	0.21%	0.20%
(1)	December 31, 2021 and September 30, 2021 loan balances were reclassified to match current period presentation.

LOANS BY GEOGRAPHIC LOCATION						Percentage Change
	Sep 30, 2022		Jun 30, 2022	Dec 31, 2021	Sep 30, 2021	Prior Qtr	Prior Yr Qtr
	Amount	Percentage	Amount	Amount	Amount

Washington	$4,648,124	47.3%	$4,436,092	$4,264,590	$4,319,008	4.8%	7.6%
California	2,323,740	23.6%	2,227,532	2,138,340	2,160,280	4.3%	7.6%
Oregon	1,765,254	18.0%	1,699,238	1,652,364	1,679,452	3.9%	5.1%
Idaho	588,498	6.0%	562,464	525,141	536,128	4.6%	9.8%
Utah	95,250	1.0%	94,508	74,913	89,620	0.8%	6.3%
Other	406,230	4.1%	436,995	429,415	433,896	(7.0)%	(6.4)%
Total loans receivable	$9,827,096	100.0%	$9,456,829	$9,084,763	$9,218,384	3.9%	6.6%

BANR - Third Quarter 2022 Results
October 19, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

LOAN ORIGINATIONS	Quarters Ended
	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021
Commercial real estate	$92,062	$121,365	$174,827
Multifamily real estate	4,603	2,959	26,155
Construction and land	444,365	643,832	496,386
Commercial business:
Commercial business	218,044	245,997	229,859
SBA PPP	—	—	907
Agricultural business	9,879	26,786	9,223
One-to four-family residential	92,701	126,963	49,594
Consumer	126,940	193,853	145,102
Total loan originations (excluding loans held for sale)	$988,594	$1,361,755	$1,132,053

BANR - Third Quarter 2022 Results
October 19, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended
CHANGE IN THE	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021
ALLOWANCE FOR CREDIT LOSSES – LOANS
Balance, beginning of period	$128,702	$125,471	$148,009
Provision (recapture) for credit losses – loans	6,347	3,144	(8,850)
Recoveries of loans previously charged off:
Commercial real estate	88	129	923
One- to four-family real estate	25	98	19
Commercial business	924	234	230
Agricultural business, including secured by farmland	252	14	17
Consumer	85	112	227
	1,374	587	1,416
Loans charged off:
Construction and land	(25)	—	—
Commercial business	(138)	(248)	(362)
Agricultural business, including secured by farmland	(42)	—	(179)
Consumer	(300)	(252)	(119)
	(505)	(500)	(660)
Net recoveries	869	87	756
Balance, end of period	$135,918	$128,702	$139,915
Net recoveries / Average loans receivable	0.009%	0.001%	0.008%

ALLOCATION OF
ALLOWANCE FOR CREDIT LOSSES – LOANS	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021
Specific or allocated credit loss allowance:
Commercial real estate	$44,365	$46,373	$57,215
Multifamily real estate	7,114	6,906	6,657
Construction and land	27,985	26,939	29,342
One- to four-family real estate	12,394	9,573	9,460
Commercial business	31,854	28,673	26,873
Agricultural business, including secured by farmland	3,455	3,002	3,177
Consumer	8,751	7,236	7,191
Total allowance for credit losses – loans	$135,918	$128,702	$139,915
Allowance for credit losses - loans / Total loans receivable	1.38%	1.36%	1.52%
Allowance for credit losses - loans / Non-performing loans	895%	688%	485%

	Quarters Ended
CHANGE IN THE	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021
ALLOWANCE FOR CREDIT LOSSES - UNFUNDED LOAN COMMITMENTS
Balance, beginning of period	$14,246	$12,860	$9,909
(Recapture) provision for credit losses - unfunded loan commitments	(205)	1,386	218
Balance, end of period	$14,041	$14,246	$10,127

BANR - Third Quarter 2022 Results
October 19, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Sep 30, 2022	Jun 30, 2022	Dec 31, 2021	Sep 30, 2021
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$6,997	$10,041	$14,159	$14,931
Construction and land	299	200	479	354
One- to four-family	2,381	2,002	2,711	3,182
Commercial business	1,462	1,521	2,156	2,700
Agricultural business, including secured by farmland	594	1,022	1,022	1,022
Consumer	1,779	1,874	1,754	1,850
	13,512	16,660	22,281	24,039
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Commercial	—	899	—	3,955
One- to four-family	1,556	1,053	436	772
Commercial business	64	20	2	61
Consumer	61	83	117	34
	1,681	2,055	555	4,822
Total non-performing loans	15,193	18,715	22,836	28,861
REO	340	340	852	852
Other repossessed assets	17	17	17	17
Total non-performing assets	$15,550	$19,072	$23,705	$29,730
Total non-performing assets to total assets	0.10%	0.12%	0.14%	0.18%

	Sep 30, 2022	Jun 30, 2022	Dec 31, 2021	Sep 30, 2021
LOANS BY CREDIT RISK RATING

Pass	$9,672,473	$9,274,655	$8,874,468	$8,956,604
Special Mention	18,251	27,711	11,932	36,001
Substandard	136,372	154,463	198,363	225,779
Total	$9,827,096	$9,456,829	$9,084,763	$9,218,384

	Quarters Ended			Nine Months Ended
REAL ESTATE OWNED	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Balance, beginning of period	$340	$429	$763	$852	$816
Additions from loan foreclosures	—	—	89	—	512
Proceeds from dispositions of REO	—	(257)	—	(864)	(783)
Gain on sale of REO	—	168	—	352	307
Balance, end of period	$340	$340	$852	$340	$852

BANR - Third Quarter 2022 Results
October 19, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSIT COMPOSITION					Percentage Change
	Sep 30, 2022	Jun 30, 2022	Dec 31, 2021	Sep 30, 2021	Prior Qtr	Prior Yr Qtr

Non-interest-bearing	$6,507,523	$6,388,815	$6,385,177	$6,400,864	1.9%	1.7%
Interest-bearing checking	1,856,244	1,859,582	1,947,414	1,799,657	(0.2)%	3.1%
Regular savings accounts	2,824,711	2,801,177	2,784,716	2,773,995	0.8%	1.8%
Money market accounts	2,323,844	2,406,678	2,370,995	2,339,107	(3.4)%	(0.7)%
Total interest-bearing transaction and savings accounts	7,004,799	7,067,437	7,103,125	6,912,759	(0.9)%	1.3%
Total core deposits	13,512,322	13,456,252	13,488,302	13,313,623	0.4%	1.5%
Interest-bearing certificates	721,944	756,312	838,631	851,054	(4.5)%	(15.2)%
Total deposits	$14,234,266	$14,212,564	$14,326,933	$14,164,677	0.2%	0.5%

GEOGRAPHIC CONCENTRATION OF DEPOSITS
	Sep 30, 2022		Jun 30, 2022	Dec 31, 2021	Sep 30, 2021	Percentage Change
	Amount	Percentage	Amount	Amount	Amount	Prior Qtr	Prior Yr Qtr
Washington	$7,845,755	55.2%	$7,820,321	$7,952,376	$7,877,919	0.3%	(0.4)%
Oregon	3,148,520	22.1%	3,123,110	3,067,054	3,030,109	0.8%	3.9%
California	2,493,977	17.5%	2,520,493	2,524,296	2,501,521	(1.1)%	(0.3)%
Idaho	746,014	5.2%	748,640	783,207	755,128	(0.4)%	(1.2)%
Total deposits	$14,234,266	100.0%	$14,212,564	$14,326,933	$14,164,677	0.2%	0.5%

INCLUDED IN TOTAL DEPOSITS	Sep 30, 2022	Jun 30, 2022	Dec 31, 2021	Sep 30, 2021
Public non-interest-bearing accounts	$192,742	$220,694	$193,917	$193,414
Public interest-bearing transaction & savings accounts	172,567	179,930	159,957	161,407
Public interest-bearing certificates	33,787	37,415	39,961	40,851
Total public deposits	$399,096	$438,039	$393,835	$395,672

BANR - Third Quarter 2022 Results
October 19, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
REGULATORY CAPITAL RATIOS AS OF SEPTEMBER 30, 2022	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$1,716,295	13.85%	$991,112	8.00%	$1,238,890	10.00%
Tier 1 capital to risk-weighted assets	1,482,138	11.96%	743,334	6.00%	743,334	6.00%
Tier 1 leverage capital to average assets	1,482,138	9.06%	654,646	4.00%	n/a	n/a
Common equity tier 1 capital to risk-weighted assets	1,395,638	11.27%	557,500	4.50%	n/a	n/a
Banner Bank:
Total capital to risk-weighted assets	1,641,723	13.26%	990,256	8.00%	1,237,820	10.00%
Tier 1 capital to risk-weighted assets	1,507,566	12.18%	742,692	6.00%	990,256	8.00%
Tier 1 leverage capital to average assets	1,507,566	9.22%	654,248	4.00%	817,809	5.00%
Common equity tier 1 capital to risk-weighted assets	1,507,566	12.18%	557,019	4.50%	804,583	6.50%

BANR - Third Quarter 2022 Results
October 19, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
ANALYSIS OF NET INTEREST SPREAD	Quarters Ended
	Sep 30, 2022			Jun 30, 2022			Sep 30, 2021
	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)
Interest-earning assets:
Held for sale loans	$ 68,608	$ 676	3.91%	$ 69,338	$ 655	3.79%	$ 114,938	$ 996	3.44%
Mortgage loans	7,841,018	94,581	4.79%	7,565,894	85,408	4.53%	7,245,962	83,803	4.59%
Commercial/agricultural loans	1,670,595	20,418	4.85%	1,572,957	17,153	4.37%	1,534,978	15,776	4.08%
SBA PPP loans	21,943	613	11.08%	45,739	1,056	9.26%	566,515	15,421	10.80%
Consumer and other loans	120,583	1,824	6.00%	117,162	1,683	5.76%	120,112	1,774	5.86%
Total loans(1)	9,722,747	118,112	4.82%	9,371,090	105,955	4.54%	9,582,505	117,770	4.88%
Mortgage-backed securities	3,183,837	17,704	2.21%	3,170,915	16,965	2.15%	2,560,027	11,820	1.83%
Other securities	1,671,305	13,578	3.22%	1,626,204	10,326	2.55%	1,491,035	7,873	2.09%
Interest-bearing deposits with banks	778,196	4,406	2.25%	1,176,591	2,281	0.78%	1,486,839	586	0.16%
FHLB stock	10,000	75	2.98%	10,000	100	4.01%	13,957	135	3.84%
Total investment securities	5,643,338	35,763	2.51%	5,983,710	29,672	1.99%	5,551,858	20,414	1.46%
Total interest-earning assets	15,366,085	153,875	3.97%	15,354,800	135,627	3.54%	15,134,363	138,184	3.62%
Non-interest-earning assets	1,100,313			1,282,649			1,301,383
Total assets	$16,466,398			$16,637,449			$16,435,746
Deposits:
Interest-bearing checking accounts	$1,862,887	429	0.09%	$1,924,896	289	0.06%	$1,771,869	282	0.06%
Savings accounts	2,822,153	481	0.07%	2,841,286	352	0.05%	2,721,028	458	0.07%
Money market accounts	2,378,851	769	0.13%	2,431,456	531	0.09%	2,322,453	668	0.11%
Certificates of deposit	740,014	728	0.39%	783,536	836	0.43%	863,971	1,341	0.62%
Total interest-bearing deposits	7,803,905	2,407	0.12%	7,981,174	2,008	0.10%	7,679,321	2,749	0.14%
Non-interest-bearing deposits	6,458,749	—	—%	6,456,432	—	—%	6,275,634	—	—%
Total deposits	14,262,654	2,407	0.07%	14,437,606	2,008	0.06%	13,954,955	2,749	0.08%
Other interest-bearing liabilities:
FHLB advances	—	—	—%	—	—	—%	98,370	655	2.64%
Other borrowings	242,658	81	0.13%	252,085	80	0.13%	252,720	125	0.20%
Junior subordinated debentures and subordinated notes	189,178	2,188	4.59%	189,178	1,902	4.03%	247,944	2,193	3.51%
Total borrowings	431,836	2,269	2.08%	441,263	1,982	1.80%	599,034	2,973	1.97%
Total funding liabilities	14,694,490	4,676	0.13%	14,878,869	3,990	0.11%	14,553,989	5,722	0.16%
Other non-interest-bearing liabilities(2)	257,058			239,676			202,918
Total liabilities	14,951,548			15,118,545			14,756,907
Shareholders’ equity	1,514,850			1,518,904			1,678,839
Total liabilities and shareholders’ equity	$ 16,466,398			$16,637,449			$16,435,746
Net interest income/rate spread (tax equivalent)		$ 149,199	3.84%		$ 131,637	3.43%		$ 132,462	3.46%
Net interest margin (tax equivalent)			3.85%			3.44%			3.47%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(2,756)			(2,626)			(2,316)
Net interest income and margin, as reported		$ 146,443	3.78%		$ 129,011	3.37%		$ 130,146	3.41%
Additional Key Financial Ratios:
Return on average assets			1.18%			1.16%			1.20%
Return on average equity			12.85%			12.67%			11.79%
Average equity/average assets			9.20%			9.13%			10.21%
Average interest-earning assets/average interest-bearing liabilities			186.58%			182.31%			182.82%
Average interest-earning assets/average funding liabilities			104.57%			103.20%			103.99%
Non-interest income/average assets			0.38%			0.66%			0.61%
Non-interest expense/average assets			2.29%			2.22%			2.47%
Efficiency ratio(4)			58.65%			58.94%			65.70%
Adjusted efficiency ratio(5)			57.04%			59.46%			59.65%
(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to junior subordinated debentures.
(3)
Tax-exempt income is calculated on a tax equivalent basis.  The tax equivalent yield adjustment to interest earned on loans was $1.5 million, $1.4 million and $1.3 million for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively.  The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.3 million, $1.2 million, and $1.0 million for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively.

(4)	Non-interest expense divided by the total of net interest income and non-interest income.
(5)	Adjusted non-interest expense divided by adjusted revenue. These represent non-GAAP financial measures. See the discussion and reconciliation of Non-GAAP Financial Measures beginning on page 16.

BANR - Third Quarter 2022 Results
October 19, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
ANALYSIS OF NET INTEREST SPREAD	Nine Months Ended
	Sep 30, 2022			Sep 30, 2021
	Average Balance	Interest and Dividends	Yield/Cost(3)	Average Balance	Interest and Dividends	Yield/Cost(3)
Interest-earning assets:
Held for sale loans	$94,289	$2,446	3.47%	$101,380	$2,465	3.25%
Mortgage loans	7,581,540	261,021	4.60%	7,179,859	245,056	4.56%
Commercial/agricultural loans	1,574,957	52,582	4.46%	1,511,723	47,513	4.20%
SBA PPP loans	51,890	4,453	11.47%	958,848	44,009	6.14%
Consumer and other loans	117,892	5,207	5.91%	123,483	5,549	6.01%
Total loans(1)	9,420,568	325,709	4.62%	9,875,293	344,592	4.67%
Mortgage-backed securities	3,110,769	48,904	2.10%	2,320,474	32,855	1.89%
Other securities	1,624,138	32,333	2.66%	1,265,056	21,648	2.29%
Equity securities	—	—	—%	574	—	—%
Interest-bearing deposits with banks	1,214,076	7,507	0.83%	1,221,241	1,224	0.13%
FHLB stock	10,579	281	3.55%	14,629	457	4.18%
Total investment securities	5,959,562	89,025	2.00%	4,821,974	56,184	1.56%
Total interest-earning assets	15,380,130	414,734	3.61%	14,697,267	400,776	3.65%
Non-interest-earning assets	1,250,719			1,255,512
Total assets	$16,630,849			$15,952,779
Deposits:
Interest-bearing checking accounts	$1,915,184	991	0.07%	$1,714,920	899	0.07%
Savings accounts	2,826,757	1,187	0.06%	2,611,046	1,433	0.07%
Money market accounts	2,400,267	1,806	0.10%	2,284,904	2,111	0.12%
Certificates of deposit	782,548	2,517	0.43%	888,502	4,943	0.74%
Total interest-bearing deposits	7,924,756	6,501	0.11%	7,499,372	9,386	0.17%
Non-interest-bearing deposits	6,445,579	—	—%	6,001,354	—	—%
Total deposits	14,370,335	6,501	0.06%	13,500,726	9,386	0.09%
Other interest-bearing liabilities:
FHLB advances	13,919	291	2.80%	114,103	2,244	2.63%
Other borrowings	253,545	245	0.13%	232,142	358	0.21%
Junior subordinated debentures and subordinated notes	190,103	5,866	4.13%	247,944	6,605	3.56%
Total borrowings	457,567	6,402	1.87%	594,189	9,207	2.07%
Total funding liabilities	14,827,902	12,903	0.12%	14,094,915	18,593	0.18%
Other non-interest-bearing liabilities(2)	241,010			203,349
Total liabilities	15,068,912			14,298,264
Shareholders’ equity	1,561,937			1,654,515
Total liabilities and shareholders’ equity	$16,630,849			$15,952,779
Net interest income/rate spread (tax equivalent)		$401,831	3.49%		$382,183	3.47%
Net interest margin (tax equivalent)			3.49%			3.48%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(7,723)			(6,822)
Net interest income and margin, as reported		$394,108	3.43%		$375,361	3.41%
Additional Key Financial Ratios:
Return on average assets			1.13%			1.27%
Return on average equity			12.07%			12.21%
Average equity/average assets			9.39%			10.37%
Average interest-earning assets/average interest-bearing liabilities			183.48%			181.59%
Average interest-earning assets/average funding liabilities			103.72%			104.27%
Non-interest income/average assets			0.50%			0.60%
Non-interest expense/average assets			2.24%			2.42%
Efficiency ratio(4)			60.99%			64.45%
Adjusted efficiency ratio(5)			59.39%			60.39%

BANR - Third Quarter 2022 Results
October 19, 2022

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to junior subordinated debentures.
(3)
Tax-exempt income is calculated on a tax equivalent basis.  The tax equivalent yield adjustment to interest earned on loans was $4.2 million and $3.8 million for the nine months ended September 30, 2022 and September 30, 2021, respectively.  The tax equivalent yield adjustment to interest earned on tax exempt securities was $3.5 million and $3.0 million for the nine months ended September 30, 2022 and September 30, 2021, respectively.

(4)	Non-interest expense divided by the total of net interest income and non-interest income.
(5)	Adjusted non-interest expense divided by adjusted revenue. These represent non-GAAP financial measures. See the discussion and reconciliation of Non-GAAP Financial Measures beginning on page 16.

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

* Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures.  Tangible common shareholders’ equity per share and the ratio of tangible common equity to tangible assets (both of which exclude goodwill and other intangible assets, net), and references to adjusted revenue (which excludes fair value adjustments, net gain (loss) on the sale of securities and gain on sale of branches from the total of net interest income and total non-interest income) and the adjusted efficiency ratio (which excludes merger and acquisition-related expenses, COVID-19 expenses, Banner Forward expenses, amortization of core deposit intangibles, real estate owned operations, loss on extinguishment of debt and state/municipal taxes from non-interest expense divided by adjusted revenue) represent non-GAAP financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner’s core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.  However, these non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  Because not all companies use the same calculations, our presentation may not be comparable to other similarly titled measures as calculated by other companies. For a reconciliation of these non-GAAP financial measures, see the tables below:

ADJUSTED REVENUE	Quarters Ended			Nine Months Ended
	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Net interest income (GAAP)	$ 146,443	$ 129,011	$ 130,146	$ 394,108	$ 375,361
Non-interest income (GAAP)	15,585	27,173	25,334	62,185	71,942
Total revenue (GAAP)	162,028	156,184	155,480	456,293	447,303
Exclude net gain on sale of securities	(6)	(32)	(56)	(473)	(618)
Exclude net change in valuation of financial instruments carried at fair value	(532)	(69)	(1,778)	(650)	(1,895)
Exclude gain on sale of branches	—	(7,804)	—	(7,804)	—
Adjusted revenue (non-GAAP)	$ 161,490	$ 148,279	$ 153,646	$ 447,366	$ 444,790

ADJUSTED EARNINGS	Quarters Ended			Nine Months Ended
	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Net income (GAAP)	$ 49,070	$ 47,965	$ 49,884	$ 140,998	$ 151,121
Exclude net gain on sale of securities	(6)	(32)	(56)	(473)	(618)
Exclude net change in valuation of financial instruments carried at fair value	(532)	(69)	(1,778)	(650)	(1,895)
Exclude merger and acquisition-related expenses	—	—	10	—	660
Exclude COVID-19 expenses	—	—	44	—	309
Exclude gain on sale of branches	—	(7,804)	—	(7,804)	—
Exclude Banner Forward expenses	411	1,579	7,592	4,455	10,447
Exclude loss on extinguishment of debt	—	—	—	793	—
Exclude related net tax expense (benefit)	31	1,518	(1,395)	883	(2,137)
Total adjusted earnings (non-GAAP)	$ 48,974	$ 43,157	$ 54,301	$ 138,202	$ 157,887

Diluted earnings per share (GAAP)	$ 1.43	$ 1.39	$ 1.44	$ 4.09	$ 4.32
Diluted adjusted earnings per share (non-GAAP)	$ 1.42	$ 1.25	$ 1.57	$ 4.01	$ 4.51

BANR - Third Quarter 2022 Results
October 19, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
ADJUSTED EFFICIENCY RATIO	Quarters Ended			Nine Months Ended
	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Non-interest expense (GAAP)	$95,034	$92,053	$102,145	$278,282	$288,296
Exclude merger and acquisition-related expenses	—	—	(10)	—	(660)
Exclude COVID-19 expenses	—	—	(44)	—	(309)
Exclude Banner Forward expenses	(411)	(1,579)	(7,592)	(4,455)	(10,447)
Exclude CDI amortization	(1,215)	(1,425)	(1,575)	(4,064)	(4,997)
Exclude state/municipal tax expense	(1,223)	(1,004)	(1,219)	(3,389)	(3,367)
Exclude REO operations	(68)	121	(53)	132	71
Exclude loss on extinguishment of debt	—	—	—	(793)	—
Adjusted non-interest expense (non-GAAP)	$92,117	$88,166	$91,652	$265,713	$268,587

Net interest income (GAAP)	$146,443	$129,011	$130,146	$394,108	$375,361
Non-interest income (GAAP)	15,585	27,173	25,334	62,185	71,942
Total revenue (GAAP)	162,028	156,184	155,480	456,293	447,303
Exclude net gain on sale of securities	(6)	(32)	(56)	(473)	(618)
Exclude net change in valuation of financial instruments carried at fair value	(532)	(69)	(1,778)	(650)	(1,895)
Exclude gain on sale of branches	—	(7,804)	—	(7,804)	—
Adjusted revenue (non-GAAP)	$161,490	$148,279	$153,646	$447,366	$444,790

Efficiency ratio (GAAP)	58.65%	58.94%	65.70%	60.99%	64.45%
Adjusted efficiency ratio (non-GAAP)	57.04%	59.46%	59.65%	59.39%	60.39%

TANGIBLE COMMON SHAREHOLDERS’ EQUITY TO TANGIBLE ASSETS	Sep 30, 2022	Jun 30, 2022	Dec 31, 2021	Sep 30, 2021
Shareholders’ equity (GAAP)	$1,408,659	$1,485,830	$1,690,327	$1,667,119
Exclude goodwill and other intangible assets, net	383,776	384,991	387,976	389,550
Tangible common shareholders’ equity (non-GAAP)	$1,024,883	$1,100,839	$1,302,351	$1,277,569

Total assets (GAAP)	$16,360,809	$16,385,197	$16,804,872	$16,637,879
Exclude goodwill and other intangible assets, net	383,776	384,991	387,976	389,550
Total tangible assets (non-GAAP)	$15,977,033	$16,000,206	$16,416,896	$16,248,329
Common shareholders’ equity to total assets (GAAP)	8.61%	9.07%	10.06%	10.02%
Tangible common shareholders’ equity to tangible assets (non-GAAP)	6.41%	6.88%	7.93%	7.86%

TANGIBLE COMMON SHAREHOLDERS’ EQUITY PER SHARE
Tangible common shareholders’ equity (non-GAAP)	$1,024,883	$1,100,839	$1,302,351	$1,277,569
Common shares outstanding at end of period	34,191,759	34,191,330	34,252,632	34,251,991
Common shareholders’ equity (book value) per share (GAAP)	$41.20	$43.46	$49.35	$48.67
Tangible common shareholders’ equity (tangible book value) per share (non-GAAP)	$29.97	$32.20	$38.02	$37.30